                                                                    EXHIBIT 21.2


                        WFS FINANCIAL 1997-C OWNER TRUST
                           Distribution Date Statement
               for Master Service Report Date of November 30, 1997
                   for Distribution Date of December 20, 1997


                       ORIGINAL        BEGINNING                                     PRIOR
                      PRINCIPAL      OUTSTANDING                   ACCELERATED   PRINCIPAL
                        BALANCE        PRINCIPAL       PRINCIPAL     PRINCIPAL   CARRYOVER
    CLASSES                              BALANCE   DISTRIBUTABLE       PORTION   SHORTFALL
------------------------------------------------------------------------------------------

    A-1          126,000,000.00   126,000,000.00   47,860,000.89  2,918,999.59        0.00

    A-2          130,000,000.00   130,000,000.00            0.00          0.00        0.00

    A-3          220,000,000.00   220,000,000.00            0.00          0.00        0.00

    A-4           64,000,000.00    64,000,000.00            0.00          0.00        0.00

Certificate       60,000,000.00    60,000,000.00            0.00          0.00        0.00


      TOTAL      600,000,000.00   600,000,000.00   47,860,000.89  2,918,999.59        0.00


                   CURRENT                        REMAINING           TOTAL
                 PRINCIPAL                      OUTSTANDING       PRINCIPAL
                 CARRYOVER       PRINCIPAL        PRINCIPAL    AND INTEREST
    CLASSES      SHORTFALL    DISTRIBUTION          BALANCE    DISTRIBUTION
--------------------------------------------------------------------------------

    A-1               0.00   50,779,000.48    75,220,999.52   53,017,320.48

    A-2               0.00            0.00   130,000,000.00    2,384,958.33

    A-3               0.00            0.00   220,000,000.00    4,137,833.33

    A-4               0.00            0.00    64,000,000.00    1,213,600.00

Certificate           0.00            0.00    60,000,000.00    1,165,500.00


      TOTAL           0.00   50,779,000.48   549,220,999.52   61,919,212.14


                                                  PRIOR       CURRENT
                                               INTEREST      INTEREST                            DEFICIENCY              POLICY
      NOTE     INTEREST      CALCULATED       CARRYOVER     CARRYOVER        INTEREST                 CLAIM               CLAIM
    CLASSES        RATE        INTEREST       SHORTFALL     SHORTFALL    DISTRIBUTION                AMOUNT              AMOUNT
-------------------------------------------------------------------------------------------------------------------------------


    A-1           5.71%    2,238,320.00            0.00          0.00    2,238,320.00                  0.00                0.00

    A-2           5.95%    2,384,958.33            0.00          0.00    2,384,958.33                  0.00                0.00

    A-3           6.10%    4,137,833.33            0.00          0.00    4,137,833.33                  0.00                0.00

    A-4           6.15%    1,213,600.00            0.00          0.00    1,213,600.00                  0.00                0.00

Certificate       6.30%    1,165,500.00            0.00          0.00    1,165,500.00                  0.00                0.00


                                                                                                       0.00                0.00


                                                                                                 Note Percentage         100.00%

                                                                                              Certificate Percentage       0.00%
   TOTAL                  11,140,211.66            0.00          0.00   11,140,211.66

                        WFS FINANCIAL 1997-C OWNER TRUST
                          Distribution Date Statement
              for Master Service Report Date of November 30, 1997
                   for Distribution Date of December 20, 1997


COLLECTIONS
                                                                                                                 DOLLARS

Payments received                                                                                             62,016,074.92

        Plus:
              Servicer Advances                                                             3,615,024.98
              Reimbursement of holds                                                          301,527.36
                                                                                           -------------
                                                                                                               3,916,552.34
        Less:
              Reimbursement Advances
              Funds deposited in Holds Account                                               (752,784.07)
                                                                                             (850,096.83)
                                                                                           -------------
                                                                                                              (1,602,880.90)
                                                                                                              -------------

Total Funds Available for Distribution                                                                        64,329,746.36
                                                                                                              =============


DISTRIBUTIONS

      Servicing Fee                                                                         1,459,500.00
      Trustee and Other Fees                                                                  267,096.00
      Other Miscellaneous Payments                                                            166,939.50
                                                                                           -------------
                                                                                                               1,893,535.50

      Note Interest Distributable Amount - Class A-1                     2,238,320.00
      Note Interest Distributable Amount - Class A-2                     2,384,958.33
      Note Interest Distributable Amount - Class A-3                     4,137,833.33
      Note Interest Distributable Amount - Class A-4                     1,213,600.00
                                                                         ------------

          Total Note Interest Distributable Amount                       9,974,711.66

      Certificate Interest Distributable Amount                          1,165,500.00
                                                                         ------------

Total Interest Distribution                                                                11,140,211.66


      Note Principal Distributable Amount - Class A-1 thru A-3          50,779,000.48

      Note Principal Distributable Amount - Class A-4                            0.00

      Certificate Principal Distributable Amount                                 0.00
                                                                         ------------

Total Principal Distribution                                                               50,779,000.48
                                                                                           -------------

Total Principal and Interest Distribution                                                                     61,919,212.14

      Spread Account Deposit                                                                                     516,998.72


Total Distributions                                                                                           64,329,746.36
                                                                                                              =============

                        WFS FINANCIAL 1997-C OWNER TRUST
                          Distribution Date Statement
              for Master Service Report Date of November 30, 1997
                   for Distribution Date of December 20, 1997


PORTFOLIO DATA:
                                                                # of loans
      Beginning Security Balance                                          53,616                           600,000,000.00

          Less: Scheduled Principal Balance                                    0         21,721,190.33
                Accelerated Principal Portion                                  0          2,918,999.59
                Full Prepayments                                           2,367         23,914,868.20
                Partial Prepayments                                            0                  0.00
                Liquidations                                                 212          2,223,942.36
                                                                                         -------------
                                                                                                            50,779,000.48
                                                                                                           --------------
      Ending Security Balance                                             51,037                           549,220,999.52

OTHER RELATED INFORMATION:


Modified Accounts:
      Principal Balance                                                                           0.00%              0.00
      Scheduled Balance                                                                           0.00%              0.00

Servicer Advances
      Beginning Unreimbursed Advances:                                                            0.00
      New Advances                                                                        3,615,024.98
      Advances Reimbursed                                                                  (752,784.07)
                                                                                         -------------
      Ending Unreimbursed Advances:                                                                          2,862,240.91

Holding Account:
      Beginning Balance                                                                           0.00
      Funds Deposited                                                                       850,096.83
      Withdrawal to Collection Account                                                     (301,527.36)
                                                                                         -------------
      Ending Balance                                                                                           548,569.47

Net Charge-Off Data:                                            # of loans
      Charge-Offs                                                            191            823,038.94
      Recoveries                                                              51             80,814.49
                                                                                         -------------
      Net Charge-Offs                                                        140                               742,224.45

Delinquencies (P&I):                                            # of loans
      30-59 Days                                                             425          4,187,144.47
      60-89 Days                                                             124          1,338,549.20
      90-119 Days                                                             26            303,858.32
      120-149 Days                                                             0                  0.00
      150 days and over                                                        0                  0.00


Repossessions                                                                 77            559,918.44

Contracts Repurchased (pursuant to Sect. 3.02, 4.07, or
      9.01 of the Sale and Servicing Agreement)                                0                                     0.00

Charge-Off Percentage                                                                                                1.14%
Delinquency Percentage                                                                                               0.19%

WAC                                                                                                               15.4533%
WAM                                                                                                                54.175

                        WFS FINANCIAL 1997-C OWNER TRUST
                              Officer's Certificate
               for Master Service Report Date of November 30, 1997
                   for Distribution Date of December 20, 1997


Detailed Reporting

      See Schedule F


WFS Financial Inc, as Master Servicer, certifies that all computations presented reflect accurate information as of November 30, 1997 and were performed in conformity with the Sale and Servicing Agreement dated September 1, 1997.



                                       /s/  LEE A. WHATCOTT
                                       -----------------------------------------
                                       Lee A. Whatcott
                                       Executive Vice President
                                       Chief Financial Officer




                                       /s/  MARK OLSON
                                       -----------------------------------------
                                       Mark Olson
                                       Senior Vice President
                                       Controller

                        WFS FINANCIAL 1997-C OWNER TRUST
                          Distribution Date Statement
              for Master Service Report Date of November 30, 1997
                   for Distribution Date of December 20, 1997


SPREAD ACCOUNT

      Funded Amount:

              Beginning Balance                                   18,000,000.00
              Deposits                                               516,998.72
              Reductions                                                   0.00
                                                                  -------------
              Ending Balance                                                         18,516,998.72



      Overcollateralization Amount:

              Beginning Balance                                            0.00
              Additions                                            2,918,999.59
                                                                  -------------
              Ending Balance                                       2,918,999.59

              Current Holding Account Balance                        548,569.47

              Total Overcollateralization Amount                                      3,467,569.06


      Total Spread Account                                                           21,984,567.78





      Spread Account Initial Deposit:

              Beginning Balance                                   18,000,000.00
              Repayments                                                   0.00
                                                                  -------------
              Ending Balance                                                         18,000,000.00